EXHIBIT 99.1

FOR RELEASE:	August 1, 2014

Lisa F. Campbell

Executive Vice President

Chief Accounting Officer

Office: 910-892-7080 and Direct: 910-897-3660

LisaC@SelectBank.com

SelectBank.com

SELECT BANCORP REPORTS SECOND QUARTER 2014 EARNINGS

OF THE FORMER NEW CENTURY BANCORP

Second quarter saw final merger preparation, a recovery on loan losses, and lower noninterest expenses.

DUNN, NC . . . Select Bancorp, Inc. (the “Company” NASDAQ: SLCT) reports net income for New Century Bancorp for the quarter ended June 30, 2014, of $613,000 and basic and diluted earnings per share of $0.09. For the same quarter in 2013, net income for New Century Bancorp was $1.26 million, and basic and diluted earnings per share were $0.18. For the six-month period ended June 30, 2014, net income for New Century was $885,000 compared to $2.1 million for the prior year period. Basic and fully diluted earnings per share for the six-month period ended June 30, 2014, were $0.13 and for the same period in 2013 were $0.30.

On July 25, 2014, New Century Bancorp acquired Select Bancorp, Inc. and assumed the name, Select Bancorp, Inc. on that date. The financial data reported here is solely the financial information of the entity formerly known as New Century Bancorp. Commencing in the third quarter of 2014, combined financial information of the former New Century and Select entities will be reported upon the July 25, 2014 closing of the merger.

Earnings for both the second quarter and for the six-month period ended June 30, 2014, for New Century Bancorp were impacted by expenses related to its acquisition of the former Greenville-based Select Bancorp, Inc. Total assets, deposits, and loans for New Century Bancorp as of June 30, 2014, were $508.3 million, $428.7 million, and $333.9 million, respectively.

After final approval by the shareholders of both companies and all federal and state regulatory agencies, the strategic merger, jointly announced on September 30, 2013, by New Century Bancorp and the former Greenville-based Select Bancorp, Inc. closed as of the close of business Friday, July 25, 2014.

“These positive earnings represent the final results we will report for the former New Century Bancorp,” said William L. Hedgepeth II, president and CEO of Select Bancorp, Inc. and Select Bank & Trust Company. “The decision was made early in the merger process to take the name Select Bancorp, Inc. for our holding company and Select Bank & Trust Company for our community bank franchise following the merger.

“Second quarter 2014 was primarily focused on the many decisions that had to be made to merge the two companies and the two banks. During the same time period, the Company benefited from a loan loss recovery and saw noninterest expenses trend down on a linked quarter basis.

“Now, in third quarter, we are moving forward as one community bank, ready to serve our customers, to gain new customer relationships, and to offer great service and common sense banking.”

- more -

Select Bancorp, Inc., headquartered in Dunn, North Carolina, is the holding company for Select Bank & Trust Company, a state chartered commercial bank insured by the Federal Deposit Insurance Corporation (FDIC). Select Bank & Trust Company has 14 branch offices in the following North Carolina communities: Burlington, Clinton, Dunn, Elizabeth City, Fayetteville (2), Gibsonville, Goldsboro, Greenville (2), Lillington, Lumberton, Raleigh and Washington. SelectBank.com.

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The information as of and for the quarter and six months ended June 30, 2014, as presented is unaudited. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to, our ability to manage growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company.

Select Bancorp, Inc. (formerly New Century Bancorp)
Selected Financial Information and Other Data
($ in thousands, except per share data)

	At or for the three months ended					At or for the six months ended

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	June 30, 2014	June 30, 2013	June 30, 2012
Summary of Operations:
Total interest income	$5,261	$5,314	$5,456	$5,600	$5,968	$10,575	$11,847	$12,944
Total interest expense	1,098	1,111	1,186	1,299	1,355	2,209	2,773	3,457
Net interest income	4,163	4,203	4,270	4,301	4,613	8,366	9,074	9,487
Provision for (Recovery of) loan losses	(427)	(49)	280	(130)	(375)	(476)	(475)	(2,786)
Net interest income after provision	4,590	4,252	3,990	4,431	4,988	8,842	9,549	12,273
Noninterest income	565	624	632	623	755	1,189	1,373	1,826
Noninterest expense	3,917	4,289	3,838	3,912	3,756	8,206	7,678	8,865
Merger-related expense	237	162	427	-	-	399	-	-
Income before income taxes	1,001	425	357	1,142	1,987	1,426	3,243	5,234
Provision for income taxes	388	153	118	493	728	541	1,192	1,964
Net income	$613	$272	$239	$649	$1,259	$885	$2,051	$3,270

Share and Per Share Data:
Earnings per share - basic	$0.09	$0.04	$0.04	$0.09	$0.18	$0.13	$0.30	$0.47
Earnings per share - diluted	$0.09	$0.04	$0.04	$0.09	$0.18	$0.13	$0.30	$0.47
Book value per share	$8.30	$8.17	$8.09	$8.09	$8.00	8.30	8.01	7.66
Tangible book value per share	$8.29	$8.14	$8.07	$8.06	$7.97	8.29	7.98	7.61
Ending shares outstanding	6,931,168	6,921,742	6,921,352	6,921,352	6,921,352	6,931,168	6,916,233	6,913,636
Weighted average shares outstanding:
Basic	6,923,640	6,921,561	6,921,352	6,921,352	6,921,352	6,922,651	6,916,233	6,913,636
Diluted	6,928,428	6,924,164	6,924,339	6,924,142	6,922,942	6,926,318	6,917,471	6,913,636

Selected Performance Ratios:
Return on average assets	0.48%	0.21%	0.18%	0.47%	0.91%	0.34%	0.73%	1.15%
Return on average equity	4.35%	1.94%	1.68%	4.61%	9.09%	3.13%	7.51%	12.76%
Net interest margin	3.62%	3.60%	3.41%	3.41%	3.61%	3.59%	3.49%	3.64%
Efficiency ratio (1)	82.85%	88.85%	78.29%	79.45%	69.97%	85.88%	73.50%	78.36%

Period End Balance Sheet Data:
Loans, held for sale	$-	$-	$-	$-	$406	$-	$406	$-
Loans, net of unearned income	333,868	345,827	346,500	349,087	355,651	333,868	355,245	390,403
Total earning assets	458,696	470,544	477,852	505,489	499,819	458,696	499,819	515,397
Core deposit intangible	124	153	182	211	240	124	240	356
Total assets	508,282	520,276	525,646	545,018	550,008	508,282	550,008	563,682
Deposits	428,734	441,298	448,458	459,811	465,489	428,734	465,489	471,184
Short term debt	7,179	7,625	6,305	14,207	13,858	7,179	13,858	22,953
Long term debt	12,372	12,372	12,372	12,372	12,372	12,372	12,372	12,372
Shareholders' equity	57,551	56,523	56,004	55,991	55,403	57,551	55,403	52,954

Selected Average Balances:
Gross loans	$336,286	$346,968	$347,201	$347,142	$359,559	$341,597	$362,698	$402,600
Total earning assets	465,901	473,136	496,698	500,079	512,953	469,498	525,024	524,732
Core deposit intangible	136	167	193	223	252	151	267	454
Total assets	514,539	520,746	538,616	548,460	557,298	517,384	567,141	574,232
Deposits	435,976	441,637	457,405	462,994	472,986	438,791	481,024	483,739
Short term debt	6,748	7,354	9,615	13,929	13,851	7,049	16,021	23,719
Long term debt	12,372	12,372	12,372	12,372	12,372	12,372	12,372	12,372
Shareholders' equity	57,158	56,780	56,456	55,911	55,529	56,970	55,211	51,541

Asset Quality Ratios:
Nonperforming loans	$12,952	$14,605	$15,855	$17,400	$15,657	$12,952	$14,518	$16,579
Other real estate owned	1,169	1,233	2,008	2,164	2,370	1,169	2,370	3,859
Allowance for loan losses	6,447	7,025	7,054	6,858	7,218	6,447	7,218	8,510
Nonperforming loans (2) to period-end loans (4)	3.88%	4.22%	4.58%	4.98%	4.40%	3.88%	4.09%	4.25%
Allowance for loan losses to period-end loans (4)	1.93%	2.03%	2.04%	1.96%	2.03%	1.93%	2.03%	2.18%
Delinquency ratio (3)	0.15%	0.21%	0.25%	0.16%	0.87%	0.15%	0.87%	0.77%
Net loan charge-offs (recoveries) to average loans	0.18%	-0.02%	0.10%	0.26%	0.20%	0.08%	0.11%	0.63%

(1)	Efficiency ratio is calculated as non-interest expenses divided by the sum of net interest income and non-interest income.

(2)	Nonperforming loans consist of non-accrual loans and restructured loans.

(3)	Delinquency Ratio includes 30-89 days past due and excludes non-accrual loans.

(4)	Excludes loans held for sale